FOR IMMEDIATE RELEASE                           For further information contact:
                                                Frank J. Travea, III
                                                President
                                                Roebling Financial Corp, Inc.
                                                (609) 499-9400


                          Roebling Financial Corp, Inc.
                      Announces 5% Stock Repurchase Program

Roebling, NJ, December 13, 2005 - Frank J. Travea, III, President and Chief Executive Officer of Roebling Financial Corp, Inc. (the "Company") (OTCBB:
RBLG), announced today the Company's Board of Directors had approved the purchase up to 5% of its outstanding shares of common stock (or approximately 85,500 shares) in open market transactions. Such stock purchases will be made from time to time in the market based upon stock availability, price and the Company's financial performance. It is anticipated that such purchases will commence during 2006, although no assurance may be given when such purchases will be made or the total number of shares that will be purchased.

About Roebling Financial Corp, Inc.

Roebling Financial Corp, Inc. is the holding company for Roebling Bank. Roebling Bank is a federally chartered stock savings bank, which conducts its business from its main and branch offices in Roebling, New Jersey, and branches in New Egypt, and Westampton, New Jersey. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation. At September 30, 2005, the Company had total assets and stockholders' equity of approximately $112 million and $16 million, respectively. The Company's common stock is quoted on the OTC Bulletin Board under the symbol "RBLG".

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Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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